Exhibit (i)

December 22, 2025

Simplify Exchange Traded Funds

10845 Griffith Peak Drive, 2/F

Las Vegas, NV 89135

Dear Board Members:

This letter is in response to your request for our opinion in connection with the filing of Post-Effective Amendment No. 201 to the Registration Statement, File Nos. 333-238475 and 811-23570 (the “Registration Statement”), of Simplify Exchange Traded Funds (the “Trust”).

We have examined a copy of the Trust’s Agreement and Declaration of Trust, the Trust’s By-Laws, the Trust’s record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as copies thereof.

Based upon the foregoing, we are of the opinion that, after the Post-Effective Amendment No. 201 is effective for purposes of applicable federal and state securities laws, the shares of each fund listed on the attached Exhibit A (the “Funds”), if issued in accordance with the then current Prospectus and Statement of Additional Information of the applicable Fund, will be legally issued, fully paid and non-assessable.

The opinions expressed herein are limited to matters of Delaware statutory trust law and United States Federal law as such laws exist today; we express no opinion as to the effect of any applicable law of any other jurisdiction. We assume no obligation to update or supplement our opinion to reflect any facts or circumstances that may hereafter come to our attention, or changes in law that may hereafter occur.

We hereby give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 201 to the Registration Statement and we consent to all references to us in Post-Effective Amendment No. 201. This opinion may not be filed with any subsequent amendment, or incorporated by reference into a subsequent amendment, without our prior written consent. This opinion is prepared for the Trust and its shareholders, and may not be relied upon by any other person or organization without our prior written approval.

Very truly yours,

/s/ Thompson Hine LLP
Thompson Hine LLP

EXHIBIT A

1	Simplify Aggregate Bond ETF
2	Simplify Bitcoin Strategy PLUS Income ETF
3	Simplify Commodities Strategy No K-1 ETF
4	Simplify Conservative Allocation ETF
5	Simplify Enhanced Income ETF
6	Simplify Gamma Emerging Market Bond ETF
7	Simplify Growth Allocation ETF
8	Simplify Health Care ETF
9	Simplify Hedged Equity ETF
10	Simplify High Yield ETF
11	Simplify Income Allocation ETF
12	Simplify Interest Rate Hedge ETF
13	Simplify Intermediate Term Treasury Futures Strategy ETF
14	Simplify Managed Futures Strategy ETF
15	Simplify MBS ETF
16	Simplify Moderate Allocation ETF
17	Simplify Multi-QIS Alternative ETF
18	Simplify National Muni Bond ETF
19	Simplify Next Intangible Core Index ETF
20	Simplify Opportunistic Income ETF
21	Simplify Propel Opportunities ETF
22	Simplify Short Term Treasury Futures Strategy ETF
23	Simplify Treasury Option Income ETF
24	Simplify Tara India Opportunities ETF
25	Simplify US Equity Plus Convexity ETF
26	Simplify US Equity Plus Downside Convexity ETF
27	Simplify US Equity Plus Bitcoin Strategy ETF
28	Simplify US Equity Plus Upside Convexity ETF
29	Simplify Wolfe Alpha Capture ETF
30	Simplify Wolfe Market Neutral SHIELD ETF

A-1

31	Simplify Wolfe Market Neutral Quality ETF
32	Simplify Volatility Premium ETF
33	Simplify Volt TSLA Revolution ETF
34	Simplify Gold Strategy PLUS Income ETF
35	Simplify Currency Strategy ETF
36	Simplify Bond Bull ETF
37	Simplify China A Shares PLUS Income ETF
38	Simplify Tactical US ETF
39	Simplify Target 15 Distribution ETF
40	Simplify Ancorato Target 25 Distribution ETF
41	Simplify Barrier Income ETF
42	Simplify Piper Sandler US Small-Cap PLUS Income ETF
43	Simplify Kayne Anderson Energy and Infrastructure Credit ETF
44	Simplify Government Money Market ETF
45	Simplify VettaFi Private Credit Strategy ETF
46	Simplify Prime Money Market ETF
47	Simplify US Equity PLUS Managed Futures Strategy ETF
48	Simplify Chinese Commodities Strategy No K-1 ETF

A-2